EXHIBIT 99.1



News Media/Investor Relations Contact: Mark Smith, 510-985-1033

OTCBB: ECNXF

E*COMNETRIX PRESIDENT MARK SMITH PURCHASES RESTRICTED STOCK PRIVATE PLACEMENT EMERYVILLE, Calif., February 26, 2002 -- E*Comnetrix Inc. (OBB: ECNXF), a company with businesses in eCRM and diversified telecommunications announced today that it has closed a private placement of 1,000,000 Units at $0.05 per Unit to Mark Smith, President of the Company, for proceeds of $50,000. Each Unit consists of one common share and one non-transferable share purchase warrant, exercisable to acquire one additional common share at $0.05 per share. The common shares and the common shares acquirable upon exercise of the share purchase warrants are restricted securities, as defined under Rule 144 of the United States Securities Act of 1933, as amended.

The stock and warrants are to be escrowed for a period of up to eighteen months and are to be released upon achieving certain criteria, mostly tied to company performance and objectives. In the event that the stock and warrants are not released from escrow prior to the end of the eighteen month period, the Company has agreed to refund the subscription proceeds to Mr. Smith without interest. There can be no assurance that the criteria necessary to release the stock and warrants from escrow will be satisfied.

"I am investing in the Company because I believe that we are making progress implementing our current business strategy," stated company President Mark Smith. "My investment is tied to our success and the securities will be released from escrow mostly under conditions related to achieving corporate objectives. All of our employees are working very hard to fulfill the promise of our wholly owned operating subsidiary, Moving Bytes, and we believe that we are making progress".

"Mark has recently taken the position of President and Chief Executive Officer of Moving Bytes, in addition to his role with E*Comnetrix, and we are pleased that he believes enough in the Company's business model, its people and himself to make this investment", stated Company Chairman and CEO J. Erik Mustad. "Although, recent economic conditions have proven very difficult, we believe that we are turning the corner and Mr. Smith's escrowed, private placement supports that belief".

ABOUT E*COMNETRIX INC.

E*Comnetrix (OBB:ECNXF), through its operating subsidiary Moving Bytes, Inc., www.mbyts.com provides e-business solutions ranging from branded eCRM to diversified telecommunications to over 1,500 clients including Fortune 1000 companies. In conjunction with its delivery partners MCI WorldCom Inc. (NASDAQ:WCOM) and Qwest Communications International, Inc. (NYSE:Q), Moving Bytes operates a 24/7/365 Network Operation Center in Emeryville, California, USA.

E*Comnetrix is audited by KPMG LLP and its common shares are registered with the U.S. Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended. The Company's SEC filings can be found on EDGAR and on SEDAR. For more information visit our web site at www.ecomnetrix.com.

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This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and are generally, but not always identified by the words "anticipates," "believes," and similar expressions, or that events or conditions "are", "will", "may," "could" or "should" occur. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, uncertainty as to the Company's ability to achieve the goals and to satisfy the assumptions of management; to complete the companies business plan, objectives and strategies as anticipated; to generate positive cash flows; to satisfy the escrow criteria related to the securities issued to Mr. Smith in which event the Company would be obligated to pay to Mr. Smith $50,000 the effect of which on the Company's financial condition at that time is uncertain; uncertainty as to the demand for the Company's products and services; the possibility of increased competition in
the   Company's   industry;   fluctuating   and   declining   stock  prices  for
telecommunications and electronic messaging companies; general economic factors that may result in a reduction in demand for the Company's products and services; the possibility that the Company will pursue additional development projects or other business opportunities and other factors. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.